Exhibit 10.5

NO：

Labor Contract

(Fixed Term)

Party A :	Youjiayoubao (Beijing) Technology Co., Limited

Party B :	CHEN JIAN

Signing date ：	May 2, 2018

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Party A：   Youjiayoubao (Beijing) Technology Co., Limited

Party B：    CHEN JIAN      Gender:    Male        ID card No.：130321198703233710

Telephone Number：18010148868        Email Address：jianchen@live.cn

Mailing Address：Qinhuangdao City, Hebei Province         Registered residence type ：Agricultural

Physical Address：601, unit 2, building 17, zone 1, anzhen Xili, anzhen street, Chaoyang District, Beijing

The English contract is for reference,and the actual signingshall be subject to the Chinese contract.

In accordance with national labor laws, regulations and relevant provisions, Party A and Party B have reached an agreement through equal and voluntary negotiation and signed this contract for mutual compliance.

Party B promises that it has terminated the labor contract with any other enterprises, institutions, social organizations and other institutions, entities or organizations, and there are no other legal relations that may affect the effectiveness or performance of this contract, and guarantees that its own data and various certificates provided by it are true, complete and accurate.

Party B shall notify Party A in writing within 10 days from the date of change if it changes its communication address or mobile phone, fixed phone and other contact information. Otherwise, Party A shall be deemed to have delivered the documents to Party B according to Party B’s communication address specified on this page.

1. Term of labor contract:

Party B applies to join party A for employment, and party A preliminarily agrees to recruit Party B as an employee after selection. Both parties agree that the term of the labor contract is 5 years, from May 2, 2018 to May 1, 2023.

2. Job position and work content:

2.1. Party B’s post is CEO. Party B’s working area is Beijing. Party A can adjust Party B’s working place according to business needs, and Party B agrees to obey the adjustment and change of Party A’s working place. In view of the operation characteristics of Party B’s post, during the term of the labor contract, Party A and Party B agree that if there is a significant change in the objective situation on which the contract is concluded, or it is really necessary to adjust Party B’s post due to the needs of production work or according to Party B’s work performance and work performance, Party A shall make reasonable changes to Party B’s post, place of work and salary, Party B shall obey the adjustment and arrangement of Party A.

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If Party B’s post is adjusted according to the above provisions, the adjusted post shall be implemented in accordance with the relevant incentive measures for the new post and the provisions on salary, treatment and welfare. If Party B disagrees with the adjustment, it shall be deemed that Party B voluntarily resigns.

2.2. Party B’s work shall meet the post responsibilities specified in the post description (see the annex to the contract), as well as various work indicators and objectives assigned by Party A. Employees in the probation period shall meet the relevant employment regulations during the probation period.

3. Working hours:

Party A shall arrange Party B to implement the standard working hour system. Due to the needs of production and operation, work needs and special reasons, Party A can appropriately arrange Party B to extend the working hours on the premise of complying with the provisions of the law. If Party B needs to work overtime, it shall fill in the overtime application form and obtain the approval of the personnel department. Without approval, Party B shall extend the working hours by itself, which shall not be regarded as overtime. Party A has the right to reasonably adjust and arrange Party B’s work shifts and rest days according to work needs.

4. Labor remuneration：

4.1. According to Party B’s position and other conditions, Party B’s salary is determined to be 5000 yuan / month (before tax). After normal attendance and normal labor, Party B has the right to receive basic salary or piecework, hourly salary, other bonuses and subsidies calculated and issued according to different conditions such as corresponding labor intensity, work performance and actual benefits of the enterprise. The salary base of Party B for overtime work shall be calculated according to the basic salary standard or the standard specified in the company’s rules and regulations.

4.2. The salary payment date is the 8th of the next month, and the total monthly income is the monthly salary before tax, including:

(1) The labor income of Party B in the current month and all other welfare benefits given by Party A to Party B except otherwise agreed in this contract, including basic salary, post salary, performance salary, confidential salary, etc.

(2) All insurance premiums that Party B must pay by itself and withheld by Party A in accordance with relevant national laws and regulations.

(3) All taxes arising from Party B’s various salaries and treatments.

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4.3. Party A has the right to adjust Party B’s salary according to its production and operation status, the change of Party B’s job position and the labor remuneration distribution method formulated according to law.

5. Insurance benefits:

Party A shall pay social insurance premiums for Party B in accordance with the relevant provisions of the state labor and Social Security Bureau (each party shall bear the payment proportion according to the relevant provisions). The payment wage declaration base of relevant social insurance expenses shall be handled by Party A in accordance with the laws and the company’s system.

Party A handles the relevant social insurance for Party B, but Party B shall submit the true and complete materials necessary for handling the insurance, including but not limited to files and insurance transfer policies, when handling the employment procedures. Party A shall not bear all consequences and responsibilities caused by Party B’s refusal, delay in submitting materials or untrue and incomplete materials.

6. Labor protection and working conditions:

6.1. Party A shall provide safe and hygienic working conditions according to national regulations, carry out labor safety and health education for Party B, and do a good job in the labor protection of employees according to regulations. During the labor process, Party B must strictly abide by the safe production operation procedures and rules and regulations formulated by the state and Party A.

6.2. If Party B is ill or injured not due to work, his sick leave salary, disease relief fee and medical treatment shall be implemented in accordance with relevant national regulations and Party A’s medical system and attendance system. The salary and medical insurance benefits of Party B suffering from occupational disease or work-related injury shall be implemented in accordance with the relevant provisions of the state and Party A.

7. Responsibilities and obligations of both parties：

During the term of the labor contract, both parties shall abide by the national laws and regulations and the rules and regulations in line with the labor laws and regulations formulated by Party A. both parties shall perform the contract based on the principle of good faith.

7.1. Obligations to be performed by Party B:

(1) Undertaking guarantee obligations:

Party B promises that when entering into this contract, Party B will not have any legal disputes or dispute risks with others outside the agreement in terms of business cooperation, business contacts, employment relationship, intellectual property protection, trade secret confidentiality, etc. If Party B damages or may damage the interests of Party A and Party A’s shareholders (including material interests or non-material interests such as goodwill, reputation and name) due to the above legal disputes or legal risks with others outside the agreement, and Party B causes losses to Party A, Party B shall bear the liability for compensation according to law, and Party A has the right to terminate this contract unconditionally and unilaterally.

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Party B promises that when entering into this contract, Party B shall ensure that there is no previous violation of laws, criminal records and prohibition of employment stipulated by relevant laws or Party A; Ensure that they are in good health, free from major diseases and that their physical condition fully meets the job post and work requirements agreed in the contract; Ensure that the educational background, professional title certificate, qualification certificate and relevant resume certificate provided to Party A are completely true. If Party B violates the above obligations and causes losses to Party A, Party B shall be liable for compensation, and Party A has the right to terminate this contract unconditionally and unilaterally.

(2) Obligation to observe discipline and Law:

Party B has known and promised to strictly abide by a series of management systems such as Party A’s rules and regulations, labor discipline, code of conduct and attendance and leave system; Party A has the right to issue the company’s rules and regulations and labor discipline to Party B in the form of employee manual and e-mail, and Party B is obliged to perform the work in accordance with the company’s rules and regulations and labor discipline; Party B shall abide by professional ethics and strive to improve its business level and working ability.

If Party B disobeys Party A’s management and violates labor discipline, Party A has the right to give disciplinary sanctions to Party B in accordance with laws and regulations and the rules and regulations of the unit until the contract is terminated, and has the right to investigate Party B’s liability for breach of contract. If Party B violates the company’s rules and regulations and causes economic losses to Party A, Party B shall be liable for compensation.

In case of any of the following circumstances, Party B shall be deemed to have seriously violated labor discipline, and Party A shall have the right to terminate the labor contract at any time:

A. Having two or more major violations within one term of employment;

B. Party B is absent from work for 2 consecutive times or for more than 2 days in a month;

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C. Party B embezzles the company’s property, engages in malpractices for personal gain, or forges, alters or misrepresents (budget / reimbursement / payment application / external statements, etc.);

D. Providing false information in job application (resume, identity certificate, academic certificate, personal resume, etc.) or other signed documents;

E. Fraudulently using, forging, altering or embezzling signatures, company seals or letters;

F. Party B commits theft, gambling, drug abuse and other acts, which do not constitute a criminal crime;

G. Party B commits fraud, extortion, bribery and other acts by taking advantage of his work;

H. Party B has established labor relations with other employers at the same time or engaged in any form of part-time work in other units;

1. Party B takes advantage of his position or work to engage in any business activities other than his position;

J. Party B is administratively detained in violation of the public security management punishment law or arrested, released on bail, reeducation through labor or investigated for criminal responsibility according to law in violation of national laws and regulations;

K. Without the permission of Party A, Party B publishes information, signs contracts, provides guarantees or certificates in the name of the company; 50. Party B steals or divulges the company’s business secrets (see article 8 of the contract for details);

M. Party B makes trouble, fights or engages in unhealthy activities in the company (such as MLM, browsing unhealthy websites, discussing other people’s privacy, etc.) and refuses to correct or cause adverse effects;

N. Deliberately destroying the company’s property or repeatedly slowing down, failing to comply with the work requirements or the work assigned by the superior, resulting in work delay and other economic losses;

O. Smoking in the company causes fire, or other violations of fire safety and health regulations, resulting in heavy losses to the company;

P. Causing economic loss of more than 10000 yuan or personal injury to others due to dereliction of duty or violation of operating procedures;

Q. Spreading rumors, instigating others to leave or strike.

R. Other circumstances stipulated by laws and regulations and the company’s rules and regulations.

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(3) Duty of due diligence:

According to the resolutions of the shareholders’ meeting and the board of directors of Party A and the instructions of the general manager, Party B shall complete its own work on time, with quality and quantity, create economic benefits for the company and give advice for the operation and management of the company.

(4) Duty of loyalty and good faith:

During the term of office of Party A, Party B shall bear the obligations of loyalty and diligence, and shall faithfully perform its duties and safeguard the interests of the company. They shall not take advantage of their position to accept commissions, rebates or other illegal income, occupy the company’s property, or commit acts that harm the interests of the company, others and the public interest.

(5) Resignation handover obligations:

Party B must fill in the employee resignation registration form and handle the resignation procedures specified by the company, including business handover and property handover. If Party B leaves without permission without completing the handover, it shall be liable for breach of contract. If Party B causes losses to Party A, Party B shall also be liable for compensation.

7.2. Obligations to be performed by Party A:

(1) Pay wages and social insurance to Party B on time according to the contract;

(2) Party A shall provide Party B with necessary working conditions and labor protection conditions according to work needs.

8. Confidentiality responsibility：

8.1. Party A’s trade secret refers to the technical information and business information that is not known to the public, can bring economic benefits to Party A, has practicability and has been kept confidential by Party A, including but not limited to design, procedure, creative copy, scheme discussion and demonstration conclusion, product formula, manufacturing process, manufacturing method, management know-how, customer (Supplier) list, source information Production and marketing strategies, marketing materials, financial statements, bidding documents, enterprise quality, environmental protection, safety management certification system materials, personnel files, salary and welfare information, recruitment information, as well as the customer’s business secrets legally mastered by Party A and the business secrets of related enterprises legally mastered by Party A. (both the discussion draft, the scheme, conclusion and demonstration results not adopted temporarily, as well as the operation and management documents and information being implemented are within the scope of the above information).

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8.2. Unless the above business secrets of Party A have become known to the public through legal channels, Party B’s confidentiality obligations will terminate.

8.3. Party B shall not obtain Party A’s trade secrets by theft, inducement, coercion, fraud or other improper means, disclose, use or allow others to use Party A’s trade secrets, copy, hold or retain Party A’s trade secrets and their carriers without authorization, and shall not engage in other acts in violation of the obligation to keep trade secrets. When this contract is dissolved or terminated, Party B must immediately return all trade secret materials, documents and other carriers related to Party A kept or controlled by Party B to Party A, and shall not copy or retain them.

9. Non competition：

9.1. Party B solemnly promises to perform the following non competition period and obligations during Party A’s tenure and after the termination or termination of this contract. However, when Party B leaves office, Party A has the right to decide whether to require Party B to perform the above non competition obligations according to the actual situation. If Party A notifies Party B in writing that it will no longer require Party B to perform the obligations, Party B will no longer be bound by the non competition obligations, Party A is no longer required to pay compensation to it:

(1) After canceling or terminating this contract with Party A during the contract period, the non competition period is one year from the day when the employee completes all formalities and leaves the company.

(2) In case of any dispute arising from the breach of this obligation by both parties, either party has the right to submit to arbitration and litigation. If the effective arbitration or litigation results determine that Party B has indeed violated the non competition obligation, Party B shall continue to abide by the non competition obligation in accordance with the contract within one year after the arbitration or judgment takes effect. If Party B is still within the non competition period agreed in the contract when the arbitration or judgment takes effect, Then it will automatically continue for one year after the expiration of the non competition period agreed in this contract.

During the non competition period, Party B and its interested parties (including but not limited to Party B’s relatives, agents, partners, etc.) shall not operate the same, similar or competitive activities as Party A (including but not limited to shares, investment, employment, agency, cooperation, etc.) on their own or for others, or engage in activities detrimental to Party A’s interests, or operate the same Units, organizations or individuals.

9.2. Party B shall bear all legal liabilities for the consequences and liabilities arising from the violation of the above agreement by the interested party of Party B.

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9.3. After Party B leaves office, Party A promises to perform the non competition obligation, and Party A shall pay Party B the non competition compensation on a monthly basis. The amount of compensation shall be subject to the specific provisions in the non competition agreement signed separately.

9.4. If Party B violates the non competition agreement in this labor contract, it shall pay liquidated damages to Party A in accordance with the agreement, and the amount of liquidated damages is [five times the total salary of the employee in the previous year]. If Party B violates the confidentiality obligations or non competition restrictions stipulated in this labor contract and causes losses to Party A, it shall also be liable for compensation.

10. Intellectual property agreement：

During the term of this contract, the intellectual property achievements (including but not limited to copyright, trademark right, patent right, non patented technology right, discovery, invention, etc.) completed by Party B alone, jointly or entrusted by Party B meet one of the following circumstances. No matter whether Party B completes them during working hours or not, they belong to Party B’s job behavior, and the intellectual property achievements belong to Party A:

10.1. To perform Party A’s tasks;

10.2. Use working time to complete;

10.3. Party B or Party B’s interested parties use Party A’s material and technical conditions to complete;

10.4. Intellectual property achievements related to the work or task undertaken by party a completed by Party B within 1 year after resignation, retirement or resignation;

10.5. Intellectual property achievements completed by Party B or Party B’s interested parties during the non competition period that are the same or similar to or form a competitive relationship with Party A’s business;

10.6. Intellectual property achievements related to Party A’s secrets completed by Party B or Party B’s interested parties during the confidentiality period;

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10.7. The intellectual property achievements completed by the interested party of Party B using the position and work of Party B or the information provided or disclosed by Party B that are the same as or similar to the business of Party A or form a competitive relationship;

10.8. Intellectual property achievements of which Party A and Party B agree that the rights belong to Party A; Party A may give appropriate rewards to the intellectual property achievements completed by Party B whose rights belong to Party A, and the specific reward methods shall be handled in accordance with Party A’s rules and regulations.

11. Dissolution and termination of labor contract：

11.1. Party A and Party B may terminate the labor contract upon consensus.

11.2. If Party B fails to meet Party A’s employment standards or recruitment conditions during the probation period, Party A may terminate the contract by notifying Party B three days in advance.

11.3. Party A shall provide Party B with a certificate of dissolution or termination of the labor contract at the time of dissolution or termination of this contract, and Party A and Party B are obliged to jointly handle the transfer procedures of Party B’s archives and social insurance relationship within 15 days.

11.4. Party A may terminate the labor contract at any time under any of the following circumstances:

(1) If Party B fails to provide relevant materials required for employment or social insurance within three months from the date of signing this contract, resulting in Party A’s failure to go through employment or social insurance payment procedures, it shall be deemed that Party B does not meet the employment conditions, and Party A shall notify Party B to terminate the contract and explain the reasons;

(2) Violating the company’s rules and regulations and refusing to correct after education and criticism;

(3) Party B resigns from Party A or is dismissed by Party A through negotiation;

(4) Party B causes Party A to conclude or change the contract against its true will by means of fraud, coercion or taking advantage of others’ danger;

(5) Party B violates any of the obligations agreed in Article 7 of the contract;

(6) Other circumstances stipulated by laws and regulations.

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11.5. Under any of the following circumstances, Party A may terminate the contract, but shall notify Party B in writing 30 days in advance:

(1) Party B is ill or injured not due to work, and cannot engage in the original work or other work arranged by Party A after the expiration of medical treatment;

(2) Party B is incompetent for his job, and still incompetent after training or job adjustment, and refuses to obey Party A’s work arrangement and labor management;

(3) Party A has serious difficulties in production and operation, or the contract cannot be performed due to Party A’s change of production and major changes in operating conditions;

11.6. Under any of the following circumstances, the contract shall be terminated automatically:

(1) The contract expires and both parties cannot reach an agreement on the renewal of the same working conditions;

(2) Party A goes bankrupt, dissolves, has its business license revoked, is ordered to close down or is revoked;

(3) Party B enjoys basic pension treatment, retires, declares death, declares disappearance or death;

(4) Party B is temporarily unable to perform its obligations under the contract, but there are still conditions and possibilities for continued performance, including but not limited to Party B’s suspected violation of law and crime and restriction of personal freedom by public security, national security or judicial organs;

(5) Party B shall be enlisted or perform other legal obligations stipulated by the state;

(6) Other written commitments or agreements stipulated by laws and regulations or confirmed by both parties.

12. Other contents agreed by both parties：

12.1. During the term of this contract, Party A shall invest to appoint Party B to go out for training due to work needs. Both parties agree to extend the term of this contract in the following ways, and other terms in this contract remain unchanged:

(1) The training cost is less than 5000 yuan, and the service shall be guaranteed for at least one year after training;

(2) The training cost is more than 5000 yuan (including 5000 yuan) and less than 10000 yuan, and the service shall be guaranteed for at least two years after training;

(3) The training cost is more than 10000 yuan (including 10000 yuan) and less than 30000 yuan, and the service shall be guaranteed for at least three years after training;

(4) The training cost is more than 30000 yuan (including 30000 yuan), and the service shall be guaranteed for at least five years after training;

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The above training expenses include all expenses incurred by Party B during the training period, such as training expenses, accommodation expenses, travel expenses and communication expenses, except labor remuneration.

13. Liability for breach of contract：

13.1. If Party B leaves the company without authorization during the contract period, or terminates the labor contract in advance without Party A’s reason during the contract period, resulting in losses to Party A, Party B shall be liable for compensation.

13.2. If Party B is terminated by Party A under the circumstances specified in Item (3) of Article 8 of the contract, Party A has the right to deduct all unpaid wages of Party B as liquidated damages paid by Party B to Party A, and has the right to recover all economic losses of Party A caused by his fault.

13.3. If Party B accepts Party A’s expatriate training and terminates the labor relationship before the service period specified in the labor contract, Party B shall compensate Party A for the training expenses in accordance with the labor law.

13.4. If Party B violates the provisions of Article 9 above, it shall make compensation in accordance with the labor law and the non competition agreement signed by both parties.

13.5. If Party B damages, deletes or loses Party A’s operation and management documents and information, or violates the provisions of Article 8 above, Party B shall be liable for damages to Party A according to law. The payment of Party B’s above compensation shall not exempt Party B from its confidentiality responsibility.

13.6. If Party B embezzles, accepts bribes, encroaches, destroys, damages, misappropriates or infringes upon the interests of the company or its shareholders in other ways, Party B shall compensate Party A for the actual losses caused to Party A. If the compensation is insufficient to make up for Party A’s economic losses, Party A reserves the right to continue to recover.

13.7. Party A reserves the right to make final interpretation of this contract. Party B represents and warrants that it has fully understood and fully accepted all terms of the contract and fully performed the contract when signing the contract.

14. This contract is made in duplicate and shall come into force after being signed and sealed by both parties. Party A and Party B hold one copy respectively, and the two contracts have the same legal effect.

15. For matters not covered in this contract, Party A and Party B shall sign a supplementary agreement on the basis of consensus. As an integral part of this contract, the supplementary agreement has the same legal effect as this contract.

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16. All rules and regulations, labor discipline, assessment and reward measures, management forms and documents of Party A shall serve as annexes to this contract and have the same legal effect as this contract.

17. Any labor dispute arising from the performance of this contract may be settled by both parties through negotiation. If the negotiation fails, both parties may apply for arbitration to the labor dispute arbitration committee in the place where Party A is located within one year from the date of the labor dispute.

Party A (seal)：	Party B: Chen Jian

Authorized Representative：	Signature/Seal：

Seal: Youjiayoubao (Beijing) Technology Co., Limited	/s/ Jian Chen

May 2, 2018	May 2, 2018

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Employee Statement

Declare that Party B has read and understood the terms of this contract in detail without any objection. Meanwhile, Party A has shown and explained to Party B all rules and regulations and labor disciplines of the company. Party B has known and has no objection to all rules and regulations and labor disciplines of Party A, and promises to strictly abide by them.

Party B (Signature/Seal)：

/s/ Jian Chen

May 2, 2018

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